EXHIBIT 99.1

Flushing Financial Corporation to Present at the Keefe, Bruyette & Woods 12th Annual Community Bank Investor Conference

LAKE SUCCESS, N.Y., Aug. 2, 2011 (GLOBE NEWSWIRE) -- Flushing Financial Corporation (the "Company") (Nasdaq:FFIC), the parent holding company for Flushing Savings Bank, FSB (the "Bank"), today announced that, John R. Buran, the Company's President and Chief Executive Officer, and David W. Fry, the Company's Executive Vice President and Chief Financial Officer, will be participating in the Keefe, Bruyette & Woods 12th Annual Community Bank Investor Conference on Wednesday, August 3, 2011.

WHO	Flushing Financial Corporation, with $4.3 billion in consolidated assets, is the parent holding company for Flushing Savings Bank, FSB, a federally chartered stock savings bank insured by the FDIC. Flushing Bank is the trade name of Flushing Savings Bank, FSB. The Bank serves consumers and businesses by offering a full complement of deposit, loan, and cash management services through its sixteen banking offices located in Queens, Brooklyn, Manhattan, and Nassau County. The Bank also operates an online banking division, iGObanking.com®, which enables the Bank to expand outside of its current geographic footprint. In 2007, the Bank established Flushing Commercial Bank, a wholly-owned subsidiary, to provide banking services to public entities including cities, counties, towns, villages, school districts, libraries, fire districts and the various courts throughout the metropolitan area.
WHAT	Presentation at the Keefe, Bruyette & Woods 12th Annual Community Bank Investor Conference.
WHERE/WHEN	New York, New York on Wednesday, August 3, 2011 at 9:00am (Local Time).
PRESENTATION	The presentation will focus on the Company's performance and its strategic operating objectives. The presentation will be available on the Company's website, www.flushingbank.com, on August 3, 2011, and will remain available through the end of the month. The webcast of the presentation will be available through a link on the Company's website.
The Company's webcast will also be accessible via: http://www.kbw.com/news/conferenceCommunity2011_Webcast.html
Investors who wish to view the Company's webcast will need to register at the above website prior to the presentation.
RECENT NEWS
  July 26, 2011 – Flushing Financial Corporation Reports 11% Increase in Core Earnings for the Second Quarter of 2011 Compared to the Second Quarter of 2010.
  May 17, 2011 – Flushing Financial Corporation Declares Quarterly Dividend of $0.13 Per Share.
  February 16, 2011 – John E. Roe, Sr. Elected Chairman of the Board of Flushing Financial Corporation.

"Safe Harbor" Statement under the Private Securities Litigation Reform Act of 1995: Statements in this Press Release relating to plans, strategies, economic performance and trends, projections of results of specific activities or investments and other statements that are not descriptions of historical facts may be forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Forward-looking information is inherently subject to risks and uncertainties, and actual results could differ materially from those currently anticipated due to a number of factors, which include, but are not limited to, risk factors discussed in the Company's Annual Report on Form 10-K for the year ended December 31, 2010 and in other documents filed by the Company with the Securities and Exchange Commission from time to time. Forward-looking statements may be identified by terms such as "may", "will", "should", "could", "expects", "plans", "intends", "anticipates", "believes", "estimates", "predicts", "forecasts", "potential" or "continue" or similar terms or the negative of these terms. Although we believe that the expectations reflected in the forward-looking statements are reasonable, we cannot guarantee future results, levels of activity, performance or achievements. The Company has no obligation to update these forward-looking statements.

Additional information on Flushing Financial Corporation may be obtained by visiting the Company's web site at http://www.flushingbank.com.

CONTACT: David Fry
         Executive Vice President and Chief Financial Officer
         Flushing Financial Corporation
         (718) 961-5400